Exhibit 10.1

UNDIVIDED LAND FRACTION NO(S).

61-335-01 61-335-02

THE VILLAGES OF AINA LE’A
AMENDED AND RESTATED
AINA LE'A LAND TRUST NO. 1 AGREEMENT

    THIS AMENDED AND RESTATED AINA LE’A LAND TRUST NO. 1 AGREEMENT (“Agreement”) dated      JULY 7       , 2011, and known as Aina Le’a Land Trust No. 1, is made by and among HRD SERVICES, LTD., a British Virgin Islands company, whose principal place of business and post office address is 303 Lippincott Centre, Marlton, New Jersey 08053 ("Trustee"), CAPITAL ASIA GROUP MANAGEMENT PTE LTD., a Singapore corporation, whose principal place of business and post office address is 600 North Bridge Road, Parkview Square #09-08, Parkview 2, Singapore 188778 (“CAGM” and, initially, the “Holder of the Power of Direction” as described in Section F. below), AINA LE’A, LLC, a Nevada limited liability company, whose principal place of business and post office address is 3231 La Mancha Way, Henderson, Nevada 89014 (“Seller”), AINA LE’A SINGAPORE PTE LTD., a Singapore corporation, whose principal place of business and post office address is 171 Chin Swee Road, 08-01 San Centre, Singapore 169877 (“Additional Guarantor”) and CHOONG HONG KIM as one of the initial beneficiaries noted on Exhibit "A" attached hereto and incorporated herein by reference of Aina Le'a Land Trust No. 1 ("Trust"). For purposes of the Trust Agreement, the term "Beneficiary" or "Beneficiaries" is used to define any person or entity holding a Beneficial Interest (defined below) in the Trust at any time. This Agreement completely amends, restates and supersedes that certain land trust agreement relating to the Aina Le’a land trust previously signed by the Beneficiary identified above and naming [Bank of Hawaii or Hill International or HRD Services, Ltd.] as trustee.
For the good and valuable consideration set forth herein, the Trustee and the Beneficiaries agree to the following:

    A. TRUST. The Land Trust created by this Agreement shall be known as the “Aina Le'a Land Trust No. 1.” The Trustee agrees to hold the Trust Property (defined below) and the proceeds, profits, and avails thereof, if any, that may come into its possession, in trust, for the uses and purposes under the terms set forth in this Agreement.

    B. TRUST PROPERTY; DEVELOPMENT OF TRUST PROPERTY. The Trustee agrees to accept a 1/4,320 undivided fee interest (approximately .02314%, hereinafter referred to as an "Undivided Land Fraction") or multiples thereof, in Lot D-1-B, TMK No. (3) 6-8-001:039 located in Waikoloa, South Kohala, Island, County and State of Hawaii (the “Land”), consisting of a total of approximately 61.37 acres, subject to the provisions contained herein, by way of a warranty deed into the Trust by the Beneficiary named above (“Trust Deed”), conveying the undivided interests in the 61.37 acre parcel to the Trustee.

    Trustee agrees to accept further warranty deeds of additional undivided fee interests in the Land provided that each such grantor (i) signs and delivers, in a manner satisfactory to Trustee, a fully- executed Land Trust Agreement in the form of this Agreement or other joinder acceptable in form and content to Trustee, and (ii) at the time, Trustee has been paid all sums owing to Trustee, including without limitation, the fees of Trustee payable upon such event. Upon Trustee’s acceptance of such deed, each grantor shall become a Beneficiary under the Trust, and all such Land Trust Agreements shall be deemed a single agreement among Trustee, all such Beneficiaries and the other parties hereto.

    The parties acknowledge that, after the initial conveyance of the Undivided Land Fraction to a purchaser from Seller, as landowner, by way of a recorded warranty deed ("Warranty Deed"), it is intended that the purchaser convey such purchaser's Undivided Land Fraction into the Trust and the purchaser shall thereupon become a Beneficiary under the Trust upon recordation of the deed and acceptance by the Trustee (and upon such acceptance the same shall be deemed such Beneficiary’s “Trust Deed” hereunder).

    The Trust Agreement may be supplemented and/or amended at any time by the Holder of the Power of Direction to reflect a proper description of the real property that constitutes the Trust Property (defined below) from time to time.

THE REMAINDER OF THIS SECTION B. IS INSERTED BY SELLER AND THE HOLDER OF THE POWER OF DIRECTION FOR THE INFORMATION OF BENEFICIARY, ONLY. Beneficiary, the Holder of the Power of Direction, Seller and Additional Guarantor acknowledge that Trustee is the holder of legal title to the Undivided Land Fractions placed into the Trust, but that except as such title holder and except as expressly set forth herein, Trustee has no role or duty in connection with the development of a Condo Town Home Project or Projects (as defined below) on the Land or any responsibility for the timing or results of their respective development efforts in connection therewith. No portion of the balance of this Section B. shall be binding upon the Trustee, and the Trustee shall have no obligation to see to the conformity of any direction given to it by the Holder of the Power of Direction, with regard to any matter described in this Section B. Beneficiary expressly waives any claim against the Trustee as to any action taken pursuant to this Section B.

    The Holder of the Power of Direction intends to subdivide a 40-acre portion of the Land to create twenty-seven (27) separate subdivided lots, together with roadway lots, and to pursue the development of up to twenty-seven (27) condominium projects containing an aggregate of approximately 432 units ("Condo Town Home Project" or "Projects"). The remaining portion of the 61.37 acre lot, or approximately 21 acres, will eventually be conveyed out of Trust and will not constitute Trust Property. It is contemplated that the development of the Condo Town Home Project will occur in 27 phases (numbered 41 through 67). Each phase of the Condo Town Home Project will include two buildings with 8 units each, for a total of 16 units in each phase. Each Beneficial Interest in a phase shall be identified by the "Undivided Land Fraction Nos." set forth in each Beneficiary’s sales contract for the purchase of one or more Undivided Land Fraction(s). The “Land” shall be defined as the amount of real property held as Trust Property at any given time. The property held by the Trustee in Trust at any point in time shall be known as the “Trust Property” or the “Property.”

    The Holder of the Power of Direction intends eventually to contract with a third-party developer or developers for the development of the Condo Town Home Projects.

    It is anticipated that each phase will be completed at different times and that each unit therein will be sold to qualified individual purchasers and closed at different times in accordance with the construction and closing schedules set by developer(s). The Holder of the Power of Direction anticipates completion of each phase within the entire Condo Town Home Project within thirty (30) months from the date of recordation of the first Warranty Deed for that phase as identified by the Undivided Land Fraction No. associated with that phase (“Estimated Date of Completion”).

    As such, the Estimated Date of Completion shall be different for each phase. The Estimated Date of Completion is subject to change at the sole discretion of the Holder of the Power of Direction.

    The Holder of the Power of Direction does not intend to construct the development itself, but rather, has entered into a development lease or development leases for the Land (“Development Leases(s)”) to a third party developer, or to multiple developers, for the period of time necessary to complete the Condo Town Home Projects or portions thereof. The Holder of the Power of Direction has represented to the Beneficiaries that the Development Lease will contain a lump sum lease payment of FIVE HUNDRED U.S. DOLLARS (USD $500.00) per Undivided Land Fraction (“Rent”), which shall be deducted from any proceeds to the Beneficiary as further described in Section E below. The Development Lease(s) for each phase or the Development Lease for the entire Condo Town Home Project shall be effective for the anticipated duration of the build-out of the phase or the Condo Town Home Project.

    The proposed development plan is subject to change by the Seller and the Holder of the Power of Direction based on changing marketing conditions and/or requirements or limitations that may be imposed by government entities or third parties.

    C. BENEFICIARIES; BENEFICIARIES’ INTERESTS. It is the intent of Seller to periodically convey Undivided Land Fractions into the Trust as they are sold. At the time of such conveyance, a beneficial interest ("Beneficial Interest") will be assigned to the person or persons or entity or entities that convey the Undivided Land Fraction into the Trust, or their/its designee. Each Beneficiary under the Trust will own, subject to adjustment, as described below, an undivided percentage Beneficial Interest in the Trust equal to that amount which represents a proportion equal to the fraction the numerator of which is the number of Undivided Land Fraction(s) conveyed into the Trust by such Beneficiary and the denominator of which is the total of all Land Fractions from time to time conveyed into the Trust. This percentage shall be adjusted downward upon each successive conveyance of an Undivided Land Fraction into the Trust. By way of example, assuming one Undivided Land Fraction has been conveyed into the Trust, that initial Beneficiary will own 100% of the Beneficial Interest. Upon the conveyance of a second Undivided Land Fraction into the Trust, the two Beneficiaries will each own 50% of the Beneficial Interest in the Trust, and so forth. Regardless of how many Undivided Land Fractions have been conveyed into the Trust at any given time, each Beneficiary’s Beneficial Interest will represent the same percentage ownership interest in the Land that such Beneficiary has conveyed into the Trust.

    Each Beneficiary shall enter into a Beneficiary Agreement concurrent herewith, which shall provide for relationships among the Beneficiaries, operation of the Trust Property, tax responsibilities, assignment of the Beneficial Interests, capital obligations, and other matters (“Beneficiary Agreement”). No Beneficiary shall have the authority to enter into any contract or make any agreement for or in the name of the Trustee or the Trust. The Beneficiary Agreement is solely an agreement between and among the Beneficiaries, and shall not be deemed (1) to modify, supplement or otherwise affect the rights or duties of the Trustee under this Agreement, or (ii) to limit the obligations of the Beneficiary, the Holder of the Power of Direction, the Seller and/or the Additional Guarantor to Trustee hereunder. Notwithstanding the foregoing, the Trustee shall be entitled to rely upon and enforce, as it deems necessary or desirable, the obligations undertaken under the Beneficiary Agreement by parties thereto in favor of the Trustee, and Trustee shall be deemed an intended third party beneficiary of each such undertaking without future modification (except to the extent expressly accepted by the Trustee in writing).

    No Beneficiary shall have the authority to directly enter into any contract or make any agreement for or in the name of the Trustee or the Trust and only the Holder of the Power of Direction shall be permitted to direct the Trustee to do so, pursuant to Section F. herein.

    The rights of the Beneficiaries and any and all persons claiming under them shall be only in the possession, earnings, avails (profits) and proceeds arising from the sale, mortgage or other disposition of the Trust Property, and such interest is here and now declared to be personal property, pursuant to Hawaii Revised Statutes, Chapter 558, as amended, and each beneficiary shall not have any title or interest, legal or equitable, in or to the Trust Property as such, but only an interest in the possession, earnings, avails (profits) and proceeds of the Trust Property; provided that any entitlement of a Beneficiary to earnings, avails (profits) and proceeds, rentals of the Trust Property is limited pursuant to the terms of the Beneficiary Agreement. The Beneficiaries are not agents of Trustee for any purpose and do not have any authority to contract for or to execute leases or the power and authority to do any act, including, without limitation, the Trustee’s powers, for or in the name of Trustee, or to obligate Trustee personally or as trustee. An "agent" is a person who is authorized by another person to act for him or her.

    Beneficiary expressly acknowledges that the Trustee has no duty to see to the application or distribution of any earnings, avails (profits) or proceeds, from the Trust Property or otherwise, and the Beneficiary shall look solely to the Holder of the Power of Direction and/or the Seller as to the application of any such money.

    C.2 HOLDER OF THE POWER OF DIRECTION’S POWER TO DIVIDE TRUST TO CREATE MULTIPLE TRUSTS; EXCHANGE BENEFICIAL INTERESTS.

    Upon subdivision of the Land as set forth in Section B. above, separate land trusts will be created for each of the twenty-seven (27) subdivided lots (i.e., “Lot 41,” “Lot 42” ... “Lot 67”) (collectively, “Multiple Trusts”), and it is contemplated that the Trustee will be directed to convey each of the twenty- seven (27) separate lots into one of the separate Multiple Trusts, one lot per trust.

    Each Beneficiary under the Aina Le’a Land Trust No. 1 will be assigned to become the owner of a beneficial interest under one of the Multiple Trusts, based on the “Undivided Land Fraction No.” identifying the interest held by Beneficiary (assigned in the sales contract for the Beneficial Interest to Beneficiary), through an automatic exchange of the Beneficial Interest for a new beneficial interest (“New Beneficial Interest”) in the assigned land trusts (“New Land Trust”). Note that the New Beneficial Interest will replace and be different than the Beneficial Interest. The New Beneficial Interest will, however, reflect the same proportionate share of ownership of the Land as the original Beneficial Interest in the original Trust. For example, before subdivision of the Land into twenty-seven (27) separate lots, each Undivided Land Fraction conveyed into the Trust represents an undivided 1/4,320 (or .02314%) ownership interest in the Land, which means that the ownership interests in the Land are divided into a total of 4,320 Undivided Land Fractions. When the Land is subdivided into twenty-seven (27) Lots, the total number of Undivided Land Fractions will remain at 4,320, but ownership of each lot will be divided into 160 Undivided Land Fractions (27 multiplied by 160 equals 4,320). Because each New Land Trust will own one of the twenty-seven (27) new lots, each of which represents 160 Undivided Land Fractions, each New Land Trust will have 160 beneficial interests. Beneficiary agrees to the exchange of its Beneficial Interest in the Trust for the New Beneficial Interest in the New Land Trust by Trustee without the necessity of obtaining any future contract or agreement by Beneficiary, provided that Beneficiary receives in the exchange a New Beneficial Interest.

    Although each New Land Trust shall operate and be managed as its own, separate independent trust, the terms and conditions of this Agreement and the Beneficiary Agreement shall continue to apply to each New Land Trust and will continue to bind all Beneficiaries. Accordingly, this Trust Agreement and the Beneficiary Agreement shall remain in full force and effect after completion of the exchange of the Beneficial Interest for the New Beneficial Interest. The Holder of the Power of Direction identified herein and the Trustee shall continue to be the Holder of the Power of Direction and the Trustee, respectively, for each of the New Land Trusts. As such, through execution of the Assignment of Beneficial Interest executed in connection herewith, each Beneficiary will acknowledge and agree that the New Beneficial Interest shall be subject to the same terms and conditions as the Beneficial Interest and shall be held in accordance with this Agreement and the Beneficiary Agreement. The Beneficiary further agrees that upon the subdivision described herein and through execution of this Trust Agreement, the division of the Trust and creation of the New Land Trusts and the conveyance of the trust property for each New Land Trust in accordance herewith, shall be instantaneous and automatic and that, other than the conveyance of the separate subdivided lots into one of the Multiple Trusts or as may be required by applicable law, no additional transfer documentation or agreement other than any exchange agreement that Trustee may require, is necessary to create the Multiple Trusts or their respective trust properties, or to effectuate the exchange of the Beneficial Interest for the New Beneficial Interest; provided that should the Holder of the Power of Direction determine an effectuating instrument is necessary, the Holder of the Power of Direction may execute such instrument evidencing the creation and funding of the Multiple Trusts and/or the exchange of the Beneficial Interest for the New Beneficial Interest without the joinder or consent of the Beneficiary or any other person or entity.

    As the improvements on the trust property in each New Land Trust are completed and all of the condominium units therein are closed, it is contemplated that each New Land Trust shall terminate. The Holder of the Power of Direction has represented to the Beneficiaries that upon such termination, Beneficiaries of each such New Land Trust shall then receive a disbursement of TWELVE THOUSAND FIVE HUNDRED U.S. DOLLARS (USD$12,500.00) (“Proceeds”) less the Rents. Proceeds less Rents shall be called “Net Proceeds”. Beneficiaries will only receive such disbursement upon termination of the New Land Trust to which such Beneficiaries are a Beneficiary. As such, the Beneficiary acknowledges and agrees that not all Beneficiaries of the Multiple Trusts will receive disbursements at the same time.

    D. CAPITAL ASIA GROUP PTE LTD AS MARKETING AND SALES AGENT, CAPITAL ASIA GROUP MANAGEMENT PTE LTD (CAGM) AS ATTORNEY IN FACT. Each Beneficiary shall be represented by Capital Asia Group Pte Ltd, a Singapore incorporated company, whose place of business and mailing address is 600 North Bridge Road, Parkview Square #09-08, Parkview 2, Singapore 188778 (“Capital Asia”) as Beneficiary's marketing and sales agent. Service of process on Capital Asia, for and on behalf of Beneficiary, shall be considered valid and enforceable service of process. All notices and communications to Beneficiary will be sent by Trustee to Capital Asia. Delivery to Capital Asia, for and on behalf of Beneficiary, shall be deemed delivery to Beneficiary for all purposes. Beneficiary acknowledges and confirms that all payments, communications and execution shall be handled by Capital Asia for and on behalf of Beneficiary, as Beneficiary’s agent, and that Trustee shall not directly negotiate with or communicate with Beneficiary without the prior consent of Capital Asia which shall not be unreasonably withheld.

    Each Beneficiary agrees to execute concurrently herewith a Limited Power of Attorney in the form attached to the Beneficiary Agreement (“Limited Power of Attorney”) appointing Capital Asia Group Management Pte Ltd., whose mailing address is c/o 600 North Bridge Road, Parkview Square #09- 08, Parkview 2, Singapore 188778 ("CAGM") its attorney-in-fact to execute any documents and to make decision on his/her behalf as Beneficiary, as pertaining to all Trust matters. Any and all future assignments of Beneficial Interests ("Assignments") shall be accompanied by an executed Limited Power of Attorney appointing CAGM as attorney-in-fact for any assignee in accordance with the Beneficiary Agreement. A copy of all executed Limited Power of Attorney forms shall be delivered to the Trustee and the Holder of the Power of Direction.

    If the Trustee has reason to believe that a Beneficiary has died or become incapacitated, or receives a purported revocation of the authority given by such Beneficiary to any attorney in fact, Trustee may refuse to honor a direction from the attorney in fact until it is reasonably satisfied as to such attorney’s continued authority to act on behalf of the Beneficiary.

    E. SALE AND CLOSING OF CONDO TOWN HOMES; ASSIGNMENT OF BENEFICIAL INTERESTS TO SELLER.

    As the Condo Town Homes on the Land in the Trust are completed in phases and issued temporary certificates of occupancy pursuant to the permitted plans, Beneficiaries of the Trust shall then receive certain proceeds pursuant to the Development Lease.

    Upon receipt of such proceeds pursuant to the Development Lease, each Beneficiary agrees to assign its Beneficial Interest to the Seller or any other party, as directed by the Seller, for no compensation. The form of Assignment used shall be the form determined by the Seller.

    Beneficiary expressly acknowledges that the Trustee has no duty to see to the application or distribution of any earnings, avails (profits) or proceeds, from the Trust Property or otherwise, and the Beneficiary shall look solely to the Holder of the Power of Direction and/or the Seller as to the application of any such money. Whether or not Beneficiary has properly received such monies, Trustee shall be deemed to have been fully discharged of its duties under the Trust as and when it has conveyed to others all property held in such Trust in accordance with the instructions of the Holder of the Power of Direction or as otherwise permitted hereunder.

    F. HOLDER OF THE "POWER OF DIRECTION" – The Beneficiaries hereby appoint CAGM as the Holder of the Power of Direction. The Holder of the Power of Direction shall have the power to direct the Trustee (in writing in each instance) and to require the Trustee to perform any of the Trustee’s duties and powers. The Holder of the Power of Direction directs the Trustee and has the authority in its sole discretion to change the term of the Development Lease; the proposed development plan and the proposed Trust structure based on changing market conditions and/or requirements or limitations that may be imposed by lenders, government entities of third parties; and change the timing of the disbursement of the Net Proceeds.

    G. GENERAL PROVISIONS. The Trustee, Beneficiaries and the Holder of the Power of Direction agree to the following additional general provisions (“General Provisions”):

       1. Trustee’s agreement to accept the Title to the Trust Property. Upon direction of the Holder of the Power of Direction, Trustee shall accept the legal and equitable Title to the Trust Property as trustee under this Agreement and in accordance with Chapter 558 of the Hawaii Revised Statutes, as such law may be changed from time to time.

       2. Trustee’s written acceptance is required to place additional property in the Trust. If and when the Trustee, in its sole discretion, accepts in writing the transfer to the Trustee of title to any additional property at the request of the Holder of the Power of Direction, Trustee will hold the property as Trust Property. If any property is transferred to the Trustee but is NOT accepted by the Trustee in writing: (A) such transfer shall not be a valid and effective transfer of the title of such property to the Trustee and (B) such property shall not be covered by this Trust Agreement. The division of the Trust Property in Section E. shall not be considered additional property. Notwithstanding the foregoing, Trustee will, from time to time, accept title to undivided interests in the Land.

       3. Agreement that Trustee shall act on the written direction of the Holder of the Power of Direction. Unless otherwise expressly provided herein, Trustee will deal with the Trust Property ONLY upon receipt of the written direction of the Holder of the Power of Direction. Subject to the limitations herein below specified, Trustee shall sign and deliver all documents according to and on the written direction of the Holder of the Power of Direction, including, without limitation, condominium documents and public reports, sales contracts, deeds, assignments, mortgages, leases or other documents required to deal with title to and development of the Trust Property or to transfer Beneficial Interests. Trustee shall not at any time be required to investigate or question the propriety or authorization for any written direction that Trustee receives from the Holder of the Power of Direction and that Trustee reasonably believes to be genuine.

    So far as the Trustee is concerned, the Holder of the Power of Direction shall decide how to manage the Trust Property. This power of management shall include the power to decide whether to sell, mortgage, lease, rent or otherwise dispose of the Trust Property, and on what terms. The Holder of the Power of Direction or the Beneficiaries shall also be responsible for all matters relating to the upkeep and maintenance of the Trust Property, including the payment of all costs, charges and taxes related to the Trust Property. The Trustee shall have no responsibility with respect to such matters. None of the Beneficiaries, the Holder of the Power of Direction or the Seller shall be deemed the agent of the Trustee for any purpose. An “agent” is a person who is authorized by another person to act for him or her. Thus, none of them has any right or authority to sign any contracts or leases for or in the name of the Trustee, take any other action for or in the name of the Trustee, or cause the Trustee to be legally or equitably bound to take or refrain from taking any action, either as trustee or personally.

       4. Trustee’s fees and charges. The Trustees fees shall be as set forth in the Schedule of Trustee Fees attached hereto as Exhibit “B. The fees are subject to increase. Such fees shall be paid to the Trustee by the Seller at the times, in the amounts and in the manner set forth in Exhibit "B”. Anything herein to the contrary notwithstanding, Trustee has no obligation under this Agreement to perform as requested or otherwise, unless all of its charges (including fees and expenses in connection with the requested action) have been paid.

       5. Agreement that this Agreement is not to be recorded. Unless it is required by law, this Agreement shall not be recorded or filed in any public record office. A short form may be recorded by Trustee if directed to do so by the Holder of the Power of Direction.

       6. Agreement to keep confidential information on the Trust, this Agreement and the Beneficiaries. Except for the disclosures required by law, the Trustee and Holder of the Power of Direction shall not reveal to any person any information about the Beneficiaries and the interest of any Beneficiary or any assignments of Beneficial Interest without first obtaining the written consent of each Beneficiary affected by the disclosure.

    If a subpoena is served on the Trustee and/or the Holder of Power of Direction requiring the Trustee and/or the Holder of Power of Direction to produce documents and/or answer questions related to the Trust, the party so served shall notify all the Beneficiaries in accordance with Section 16.e. The Beneficiaries at their own expense may take suitable action. The Trustee, as directed by the Holder of the Power of Direction, will make whatever disclosure that the subpoena requires unless a court of competent jurisdiction directs the Trustee to do otherwise.

    The parties hereto shall not reveal the terms of this Agreement unless the Trustee decides that: (A) the disclosure is necessary or advisable, or (B) Trustee is required to disclose by law.

       7.  Agreement with respect to indemnification of the Trustee.

          a. Reimbursement for expenses. If the Trustee on behalf of or in connection with the Trust or the Trust Property: (A) pays for any expenses or charges, (B) becomes subject to expenses as a result of being made a party to any litigation, including, without limitation, reasonable attorneys' fees, or (C) is forced or permitted to pay any money for whatever reason, then the Holder of the Power of Direction, the Beneficiaries, the Seller and the Additional Guarantor shall be jointly and severally obliged to pay to Trustee any and all amounts spent or incurred by the Trustee, including without limitation attorneys’ fees and costs, whether incurred to review matters submitted to the Trustee hereunder, in mediation, arbitration, at trial or on appeal.

    The Trustee shall be entitled to receive all such amounts immediately upon the date that Trustee sends a notice requesting reimbursement to any one or more of the Holder of the Power of Direction, the Seller and/or the Additional Guarantor. All such sums advanced by the Trustee shall bear interest on those amounts at the rate of twelve percent per annum (or, if such rate is higher than the highest rate allowed by law, such maximum permitted rate) accruing from the date advanced by Trustee.

          b. Beneficiaries' duty to defend legal action and to reimburse Trustee. If a legal action is brought against the Trustee for any obligation, indebtedness or claim with respect to the Trust Property, the Holder of the Power of Direction, on behalf of the Beneficiaries, shall: (1) defend the action, and (2) reimburse the Trustee for all losses, costs and expenses incurred by the Trustee as a result of the action and claim.

          c. Trustee is not required to act if the Beneficiaries fail to reimburse Trustee. If the Trustee has not been reimbursed for all of its expenses and costs plus the interest charge mentioned above, whether arising under this Agreement or any similar agreement with other Beneficiaries, then the Trustee shall not be required to deal with the Trust Property or any part of it.

    It is agreed that the Trustee is not required to: (1) pay out any money on behalf of the Trust or the Trust Property or (2) participate in any legal action involving the Trust or the Trust Property or any interest under this Agreement, UNLESS Trustee is given sufficient funds to do so PRIOR to Trustees action and is directed to do so by the Holder of the Power of Direction.

          d.  Lien for unpaid fees and expenses; Claim of lien. If the Trustee is not: (1) reimbursed for all its costs and expenses upon demand or (2) paid its fees and charges as described in this Agreement, then the Trustee will be deemed to have a lien on the Trust Property, which Trustee may perfect by making such filings or taking such other actions as Trustee deems appropriate. A "lien" is a claim demand or charge that is made against property because an obligation has not been fulfilled. The Trustees lien mentioned above shall be inferior only to: (x) the lien of any mortgage document signed by the Trustee, (y) the declarations of condominium property regime creating the Condo Town Home Project and any associated recorded documents necessary for the formation of the Condo Town Home Project, and (z) the lien(s) which the Trust Property was subject to when the title to the Trust Property was transferred to the Trustee.

    It is agreed that if the Trustee is not repaid all such sums, including interest thereon, within sixty (60) days after the date that Trustee sends a notice or request for payment to the Holder of the Power of Direction in accordance with Section 20.e. herein, then the Trustee may file or record in the proper official records a claim of lien against the Trust Property and may thereupon sell all or any portion of the Trust Property upon such terms and conditions as the Trustee deems reasonable and appropriate, without further consent or direction from any Beneficiary or the Holder of the Power of Direction. The proceeds of any such sale shall be applied by the Trustee in the order of priority described in Section 16(A) herein.

    The obligations to the Trustee set forth in this Section will survive termination of the Trust and/or resignation of the Trustee.

       8. Agreement with respect to the limitation on the liability and responsibilities of the Trustee. No matter what another part of this Trust Agreement may state, all liabilities of the Trustee shall be limited only to the Trust Property.

    The Trustee shall NOT be required to do any of the following:

          a.  Enter into or assume any personal obligation or debt in dealing with the Trust Property.

          b.  Make itself subject to any damages, costs, expenses, fines or penalties.

          c.  Deal with the Trust Property and the Trust so long as any money is due to Trustee under the terms of this Trust Agreement.

          d.  Sign any document that contains: (1) any agreement or promise by the Trustee or (2) any warranty or representation of the Trustee, unless reasonably required to develop the Trust Property and the Condo Town Home Project as planned. A "warranty" is a promise that a proposition or expression of fact is true.

          e.  Prepare or file any income or other tax returns, reports or schedules.

          f.  Obtain a Hawaii General Excise Tax License.

   The Trustee shall have NO duty with respect to:

          a.  Payment of taxes (whether income, real property or general excise), assessments and other charges with respect to the Trust Property.

          b.  Insurance on the Trust Property.

          c.  Commence or defend any litigation or other matters relating to the Trust Property, other than to send process or notice to the Holder of the Power of Direction.

          d.  Comply with any ordinance or other law affecting or relating to the Trust Property;

          e.  Preparing, or issuing a statement disclaiming knowledge necessary to prepare, any required “disclosure of real property condition” mandated by Chapter 508D, Hawaii Revised Statutes (the “Disclosure”), in the event of any proposed sale of the Trust Property. All communications, negotiations, and other discussions with the proposed purchaser of the Trust Property relative to such Disclosure shall be undertaken by the Seller, and the Trustee shall have no responsibility therefor. The Trustee will be held harmless by the Beneficiaries, the Seller and the Additional Guarantor from any and all loss, damage, cost, expense, responsibility or liability due to any failure to prepare or deliver any Disclosure, or any information contained in or omitted from any Disclosure.

          f.  Any other obligation arising out of ownership of the Trust Property, including without limiting the generality of the foregoing (i) performing or fulfilling any promise contained  in any mortgage  or other documents affecting the Trust Property, (ii) complying with any ordinance or other law affecting or relating to the Trust Property; and/or managing, securing or controlling the Trust Property.

Anything herein to the contrary notwithstanding, (1) when the Trustee signs any document relating to the Trust Property, the Trustee may limit its liability under the document to the value of the Trust Property, but shall not be required to execute any instrument (such, for example, as tax returns) that does not permit the Trustee to include such a limitation and (2) the Trustee shall not be responsible for any claims, liabilities, damages, expenses or other losses suffered by any person except to the extent they result directly from the Trustee’s bad faith, gross negligence or willful misconduct.

       9. Trustee’s Powers. Upon receipt of an appropriate written direction of the Holder of the Power of Direction as set forth in this Trust Agreement, Trustee will have the full power and authority to do the following things:

          a.  To subdivide and resubdivide the Property or any part of the Property;

          b.  To dedicate parks, streets, highways or alleys;

          c.  To vacate any subdivision or any part of any subdivision;

          d.  To sign contracts to sell or exchange the Property;

          e.  To sign grants of options to purchase the Property;

          f.  To sign contracts to sell the Property or any portion thereof on any terms;

          g.  To transfer the Property either with or without anything in exchange;

          h.  To transfer the Property or any portion of the Property or any interest Trustee has in the Property to a successor or successors in trust, and to grant to such successor or successors in trust all of the title, estate, powers and authorities vested in Trustee;

          i.  To donate the Property or any interest Trustee has in the Property;

          j.  To dedicate the Property or any interest which Trustee has in the Property;

          k.  To mortgage the Property or any interest Trustee has in the Property;

          l.  To otherwise encumber the Property or any interest Trustee has in the Property (including, without limitation, to encumber the Property under a community facility district bond to pay for infrastructure and community benefits);

          m.  To lease the Property or any part of the Property, every so often, currently in possession or reversion (see definition above), by leases to begin presently or in the future, and upon any terms and for any period or periods of time;

          n.  To subordinate the property as required by any lender or under any development agreement.

          o.  To sign renewals or extensions of leases upon any terms and for any period or periods of time;

          p.  To sign amendments, changes or modifications of leases and the terms and provisions thereof;

          q.  To sign contracts to make leases;

          r.  To sign options to lease and options to renew leases and options to purchase the whole or any part of the reversion (see definition above);

          s.  To sign contracts with respect to the manner of fixing the amount of present or future rentals;

          t.  To partition (cause the division of) the Trust Property or any part of the Trust Property;

          u.  To sign grants of easements or charges of any kind;

          v.  To release, convey or assign any right, title or interest in or about or easement appurtenant to the Trust Property or any part of the Trust Property;

          w.  To develop the Trust Property into the Condo Town Home Project or one or multiple condominium and/or subdivision projects and to execute all necessary documents in order to complete such development(s), including, without limitation, the declaration, bylaws, condominium map, house rules and the Development Lease(s) or any development lease(s) or development agreement(s);

          x.  To deal with the title to the Trust Property and every part of the Trust Property in all other ways and for such exchange as may be lawful; and

          y.  To sign any instrument necessary in the exercise of any of its Trust duties, including, without limitation, those documents with a term extending beyond the term of the Trust Agreement.

       10. Agreement With Respect to Indemnification of the Trustee. If a legal action is brought against the Trustee for any obligation, indebtedness or claim with respect to the Trust Property, the Beneficiaries, Seller and Additional Guarantor (collectively, the “Indemnitors”), jointly and severally, shall (A) defend the action and (B) reimburse the Trustee for all losses, costs and expenses, including attorneys’ fees, incurred by the Trustee as a result of the action and claim. The Trustee shall not be required to take any legal action or defend any legal action unless the Trustee is provided with written instructions and the money to do so.

       11. Agreements With Respect to Hazardous Materials. Without limiting the generality of the indemnity given in Section 10 above, the Indemnitors, jointly and severally, further agree as follows:

          (a)  Limitation of Trustee’s Responsibilities. In agreeing to accept title to the Trust Property in accordance with this Trust Agreement, the Trustee has not accepted and has not assumed any responsibility or liability for Hazardous Materials (as defined below) that may have been present on, under, from or about the Trust Property as of the effective date of this Trust Agreement or may have thereafter been released or placed on, under, from or about the Trust Property.

          The Trustee may, but shall not be obligated to follow such procedures to determine whether Hazardous Materials are present on the Trust Property, to take such measures to avoid the release of Hazardous Materials on the Trust Property, and to take such action to comply with Hazardous Materials Laws (as defined below), provided however, any such actions shall not be deemed to expand the Trustee’s responsibilities to the Beneficiaries. The Indemnitors shall reimburse the Trustee for all expenses incurred by the Trustee in connection therewith. The Indemnitors shall pay those amounts to the Trustee when the Trustee sends a notice requesting reimbursement to the person named in the Trustee’s records as the person to whom notices shall be sent. If the Trustee is not reimbursed within fifteen calendar days after the mailing of such notice, the Indemnitors agree to pay interest on those amounts at the rate of twelve percent (12%) per annum accruing from the fifteenth day after such mailing notice.

          (b)  Definition of Hazardous Materials, and Hazardous Materials Laws. “Hazardous Materials” shall mean any flammable explosives, radioactive materials, asbestos, organic compounds known as polychlorinated biphenyls, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials” or “toxic substances” under any federal, state or local laws, ordinances or regulations, now or hereafter in effect, relating to environmental conditions, industrial hygiene or Hazardous Materials on, under or about the Trust Property, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Oil Pollution Act of 1990, 33 U.S.C. Section 2701, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Clean Water Act, 33 U.S.C. Section 1251, et seq., the Clean Air Act, 42 U.S.C. Section 7401, et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601, et seq., the Safe Drinking Water Act, 42U.S.C. Sections 300f through 300j, the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136, et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651, et seq., and any similar state and local laws and ordinances, and any regulations now or hereafter adopted, published and/or promulgated pursuant thereto (collectively, “Hazardous Materials Laws”).

          (c)  Notices; Indemnitors’ Responsibilities. If the Indemnitors are advised by any party or acquire any information concerning (i) enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened pursuant to the Hazardous Materials Laws affecting the Trust Property, or (ii) claims made or threatened by any third party against any Beneficiary or the Trustee in regard to the Trust Property relating to damage, contribution, cost  recovery compensation,  loss,  or injury  resulting from any Hazardous Materials, the Indemnitors will promptly advise Trustee in writing of the same. If the Trustee receives written notice of any of the foregoing from anyparty other than Indemnitors, then the Trustee will promptly advise the Holder of the Power of Direction.

         The Indemnitors will not violate any Hazardous Materials Laws.  The Indemnitors will, at the Indemnitors’ sole expense, take such action as may be necessary or prudent, or that may be recommended by the Trustee, to ensure that such governmental or regulatory actions and claims are properly addressed and that the Trust Property and activities on the Trust Property are in compliance with Hazardous Materials Laws.

           (d)  Hazardous Materials Indemnity. The Indemnitors will indemnify the Trustee, the Trustee’s affiliates and the Trustee’s and any such affiliates’ past, present and future directors, officers, employees, agents, successors, successors-in-trust and assigns, from and against, any loss, damage, cost, expense, responsibility or liability directly or indirectly arising out of or attributable to (1) the use, generation, manufacture, treatment, handling, refining, production, processing, storage, release, threatened release, discharge, disposal or presence of Hazardous Materials on, under, from or about the Trust Property, (2) the violation of any Hazardous Materials Laws, or (3) the breach of the agreements in this Section, including, without limitation: (a) all foreseeable and unforeseeable consequential damages; (b) the costs of any required or necessary repair, clean up, remediation, removal, or detoxification of the Trust Property, and the preparation and implementation of any closure, remedial or other required plans; (c) the costs related to any lawsuits or administrative actions brought or threatened, settlement reached or government order relating to the Hazardous Materials; and (d) all reasonable costs and expenses incurred by the Trustee in connection with clauses (a) to (c), including, without limitation, reasonable attorneys’ fees. The indemnification provisions of this Section G. 11 shall survive the expiration or termination of this Trust Agreement. The Trustee may waive any of its rights to be indemnified as to any Indemnitors under this Trust Agreement without releasing any other Indemnitors that may be responsible to indemnify the Trustee under this Trust Agreement.

          (e)  Indemnitors’ Finances, Etc. At the Trustee’s request, the Indemnitors will promptly provide to the Trustee evidence of insurance or financial resources available to satisfy the Indemnitors’ obligations under this Trust Agreement, including the Indemnitors’ obligations under this Section G.11. Further, the Indemnitors will provide such collateral and other security reasonably requested by the Trustee to assure the Trustee that the Indemnitors will be able to perform the Indemnitors’ duties and obligations under this Trust Agreement, including the Indemnitors’ duties and obligations under this Section G.11.

       12. Insurance. The Indemnitors shall at all times maintain a policy of insurance in an amount customarily maintained for properties of a similar nature that protects the Trustee as an insured or co-insured against liability for personal injuries and for property damage relating to the Trust Property. The Indemnitors shall maintain such insurance policies at their own expense, and shall give a copy of such policies to the Trustee when they are issued. If the Indemnitors fail to maintain such insurance, the Trustee may (but shall not be required to) obtain such insurance, and assess the Indemnitors for the cost of the policy. The binding nature of this Trust Agreement and the promises made by the Indemnitors for the benefit of the Trustee shall not be impaired or diminished by the Trustee’s decision not to obtain such insurance.

       13. Agreement with respect to resignation of Trustee, replacement of Trustee, and Successor Trustee(s).

          a. Successor Trustee. If Trustee shall no longer exist, resign, refuse or is unable to act as Trustee, or if Seller shall so request in writing, the Trustee may be replaced, and a new trustee or trustees (“Successor Trustee”) may be appointed by the Holder of the Power of Direction at the time such appointment is necessary. Any Successor Trustee which takes over the trust shall become the Trustee of the Trust for purposes of this Trust Agreement. Every Successor Trustee, upon becoming such Successor Trustee, shall automatically have the following: (A) all rights and powers of Trustee, (B) all duties and obligations of Trustee, and (C) title to the Trust Property.

          b. Resignation of Trustee. The Trustee may resign as Trustee at any time by sending a notice to the Holder of the Power of Direction in accordance with Section 20.e. herein. A Trustee's resignation shall be effective twenty (20) calendar days after the mailing date of the notice.

   When a Trustee resigns, the Holder of the Power of Direction may: (1) choose a person or entity to become the Successor Trustee, and (2) appoint the Successor Trustee by sending a written notice to the Trustee. Upon receipt of the notice, the Trustee shall do all things necessary or appropriate to transfer title to the Trust Property to the Successor Trustee or to acknowledge and give notice that such title has automatically transferred by appointment of the Successor Trustee.

   If a Successor Trustee is not named within ten (10) calendar days after the effective date of the Trustee's resignation, the Trustee may act in one of the following ways:

          (x)  Transfer the title to the Trust Property to the Beneficiaries according to the percentage interest of each Beneficiary. The document by which the title to the Trust Property is to be transferred to the Beneficiaries may be recorded or filed at the proper official records office. The recording or filing of such document shall be accepted to be the delivery of the Trust Property's title to the Beneficiaries.

          (y)  If the Trustee wishes, Trustee may ask the proper court of law for assistance and instructions.

    Even though the Trustee may have resigned or shall have been replaced, and/or shall have been asked to transfer title to the Trust Property to the Beneficiaries, the Trustee shall continue to possess a lien on the Trust Property for all Trustee's costs, expenses, fees and other compensation in the manner described in Section 7.d. above, and shall not be required to surrender title to the Trust Property until so paid.

       14. Persons dealing with Trustee. No person who deals with the Trustee, EXCEPT the Beneficiaries and the Holder of the Power of Direction, shall be required to seek or have the privilege of seeking information about: (A) this Agreement, or (B) the expediency of any act of the Trustee.

       15. Agreement with respect to the right to change all or a part of this Agreement. The provisions of this Agreement may be revoked, amended or modified only by a written agreement signed by ALL of the Beneficiaries or such Beneficiaries' attorney-in-fact, the Trustee, the then-Holder of the

       The Trustee, if so directed by the Holder of the Power of Direction, shall amend or change all or a part of this Agreement at any time and from time to time to conform this Agreement to the requirements of the laws of the State of Hawaii and the United States of America and as may be required by any lender/mortgagee for the development and/or acquisition of the Trust Property. The Trustee shall give each Beneficiary written notice of such change at least sixty (60) days before making the change.

       16. Termination of this Agreement. This Agreement shall terminate upon the sooner of (1) all of the Trust Property being transferred out of Trust, or (2) twenty (20) years after the effective date of the Trust Agreement.

       If any property remains in the Trust after the termination of this Trust Agreement, all such property shall be disposed of in one of the following ways at the direction of the Holder of the Power of Direction:

          (A)  Sold at a public sale by the Trustee. The Trustee shall give what Trustee considers to be reasonable notice of such sale. The proceeds of such sale shall be applied: (1) first to the payment of all Trustee’s costs and expenses, (2) then to the payment of all monies, fees, charges and compensation due and owing to Trustee, and (3) the balance of the proceeds remaining shall be distributed to the Beneficiaries according to each Beneficiary's respective percentage interest in the Trust.

          (B)  Transferred by the Trustee to those person(s) who are the Beneficiaries of the Trust on the date of the transfer. Each Beneficiary shall receive a percentage interest in the title to the Trust Property equal to his/her respective percentage interest in the Trust.

       To the extent so indicated herein, the terms of this Agreement shall survive the Trust.

       17. Agreement that the Laws of Hawaii governs this Agreement. The internal laws of the State of Hawaii shall govern this Agreement without the application of any principles of conflicts of laws. All persons who are parties to this Agreement hereby submit to the jurisdiction of the State of Hawaii and/or Federal Courts for the District of Hawaii for all purposes relating to this Agreement. That means that such persons have subjected themselves to the power and authority of such courts for all matters relating to this Agreement, Trust and Trust Property.

       18. Mediation; Arbitration. If any disputes and differences occur relating to the interpretation or implementation of any of the provisions to this Agreement, such differences, issues, disputes shall be resolved by arbitration in Honolulu, Hawaii, before a single arbitrator appointed by Dispute Prevention and Resolution Inc. (“DPR”) and in accordance with the rules for arbitration from time to time maintained by DPR; provided, however, that if DPR no longer provides such services then Trustee shall be entitled to specify another, similar, service-provider for such purpose. The award by such arbitrator shall be binding upon the parties and may be entered as a judgment before a court as provided by applicable Hawaii law.

       19. Invalidity of Trust. If this Trust is declared invalid in a final judgment by a court which has the authority to decide the matter, Trustee shall transfer the Trust Property to the persons who are then listed as Beneficiaries in Trustee’s records, in accordance with the sizes of their respective interests in this Trust then shown in its records.

       20.  Miscellaneous agreements.

          a. Severability. If any part of this Agreement shall be declared illegal, void or ineffective for any reason, then the remaining parts of this Agreement will still remain in effect and shall be enforced.

          b. Definitions. The terms "Beneficiary", "Beneficiaries", "Holder of the Power of Direction", and "Trustee" used in this Agreement, or any pronouns used in place of those terms, shall mean and include the masculine or feminine gender, the singular or plural number, individuals, partnerships or corporations, and their and each of their respective successors, survivors, heirs, personal representatives, agents and permitted assigns, according to the context in which those terms are used.

          c. Obligations of the Beneficiaries. Each Beneficiary shall be obligated to keep all of the promises and obligations of the Beneficiary or Beneficiaries. The Trustee may enforce Trustee’s rights under this Agreement or any other agreement affording the Trustee rights against other Beneficiaries against each of the Beneficiaries individually or against all of the Beneficiaries together. This means that any one of the Beneficiaries may be required to pay all of the amounts owed to the Trustee.

          d. Captions. The captions and titles of this Agreement are for convenience only. They may not be used to interpret or to define the terms of this Agreement.

          e. Notice. All notices and communications to Beneficiary shall be sent to Capital Asia Group Pte Ltd at the following address, for and on behalf of Beneficiary. Service of process and delivery of all notices and communications to Capital Asia Group Pte Ltd. shall be considered valid and enforceable service of process on the Beneficiaries.

Attn: Winston Yau, President
c/o Capital Asia Group Pte Ltd 600 North Bridge Road Parkview Square #09-08
Parkview 2, Singapore 188778
Facsimile: (65) 6578-8318

All notices and communications to Trustee shall be addressed as follows:

Attn: William H. Dengler, Jr.
Senior Vice President and General Counsel
HRD Services, Inc.
c/o Hill International, Inc.
303 Lippincott Centre
Marlton, New Jersey 08053
Facsimile: (856) 810-9407

With a copy to:

Attn: Kenneth Marcus, Esq.
Starn O'Toole Marcus & Fisher
Pacific Guardian Center,
Makai Tower 19th Floor,
733 Bishop Street
Honolulu, Hawaii 96813
Facsimile: (808) 537-5434

All notices and communications to Seller shall be addressed as follows:

Relco Corp. 3231
Attn: Robert Wessels
 La Mancha Way
Henderson, Nevada 89014
Facsimile: (702) 454-0652

All notices and communications to Additional Guarantor shall be addressed as follows:

Attn: Enterprise Corporate Services, Pte Ltd
Aina Le'a Singapore Pte Ltd.
171 Chin Swee Road
08-01 San Centre Singapore
Facsimile: (65) 6325-3858

          All notices and communications shall be sent to Beneficiary and Trustee via registered, certified mail or facsimile, and shall be effective (unless otherwise specified herein) upon the date that the same are deposited with the United States Postal Service, if mailed, or upon facsimile transmission, if sent in such fashion.

          f. Facsimile Documents; Reproduced Signatures. The parties agree to accept facsimile executed documents as if they were originally signed documents. The parties further agree that stamped or electronically reproduced signatures in lieu of original signatures shall be deemed to be originals and shall be treated as such for all purposes, and no party to this Agreement shall raise as a defense to enforcement of this Agreement that the Agreement is void or otherwise unenforceable in whole or in part because one or more signatures on this Agreement are copies reproduced by facsimile, stamp or other electronic or mechanical means.

          g. Counterparts. This instrument may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same agreement.

          h. Entire Agreement. This Agreement and any exhibits attached hereto and by reference forming a part hereto constitute and set forth all of the covenants, promises, agreements, conditions and understandings between the parties concerning the Trust, and supersede and cancel all prior negotiations, representations, understandings and agreements, both oral and written, of the parties hereto. No subsequent alteration, amendment, change or addition to this Agreement shall be valid, binding or enforceable unless reduced to writing and signed by the parties. No other agreement referred to herein shall be deemed to modify, expand or qualify the obligations of the parties hereto unless and to the extent hereafter expressly approved by the Trustee

          i. Trustee’s Right to Amend the Trust Agreement, the Beneficiary Agreement and the Trust Deed at any time. The Trustee shall have the right to act unilaterally to supplement or amend the Trust Agreement, the Beneficiary Agreement and the Trust Deed at any time to update or correct the list of names of the Beneficiaries and the pro-rata share of each Beneficiary under the Trust, if inaccurate at any time (“Reformation”).

          To the extent permitted by applicable law, Beneficiaries consent  to  a Reformation of the Trust Agreement, the Beneficiary Agreement and the Trust Deed and the recordation of any and all documents necessary to effect the same with the State of Hawaii Bureau of Conveyances. Beneficiaries also agree to execute, deliver and record such documents and instruments and to do such other things as may be necessary or convenient to do the same and appoint the Holder of the Power of Direction and its assigns as Beneficiaries’ attorney-in-fact with full power of substitution to execute, deliver and record such documents and instruments and to do such things on Beneficiaries’ behalf, which grant of such power, being coupled with an interest, is irrevocable and shall not be affected by the disability of such party or parties; which grant of such power shall be binding upon any assigns of, or successor-in-interest to, any such party and shall be deemed to be automatically granted anew by any assign or successor- in-conveyance.

       21. Joinder by Seller and Additional Guarantor. Seller and Additional Guarantor (individually and collectively for the purposes of this Section 21, the “Guarantor”) each acknowledge that they will receive substantial benefit from the establishment of this Trust and, accordingly, have executed the within Agreement for the purposes of guaranteeing to Trustee the full and prompt payment and performance, by each and every Beneficiary, Seller and the Holder of the Power of Direction, of their respective obligations to Trustee hereunder, including without limitation the payment of every sum owing to Trustee and the indemnification provisions set forth in Sections 10 and 11 hereof, and (ii) representing to Trustee the truth of the matters set forth on Exhibit "C" hereto. The aforesaid guaranty is subject to the following:

          a.  The aforesaid guaranty is a guaranty of payment, and not collectability.

          b.  The liability of the Guarantor shall be primary, direct and immediate and not conditional or contingent upon pursuit by the Trustee of any remedies Trustee may have against Beneficiary or any other person. Without limiting the generality of the foregoing, Trustee shall not be required to make any demand on any Beneficiary or any other person before, simultaneously with or after enforcing its rights and remedies against Guarantor. Any one or more successive and/or concurrent actions may be brought hereon against the Guarantor, or either of them, either in the same action, if any, brought against a Beneficiary or any other person or in separate actions as often as Trustee, in Trustee’s sole discretion, may deem advisable.

          c.  The liability of Guarantor is joint and several.

          d.  Guarantor expressly waives: (i) notice of acceptance of this guaranty; (ii) notice of any default hereunder or under the Agreement and of all indulgences; (iii) demand for observance or performance of, or enforcement of, any terms or provisions of this guaranty or the Agreement, save and except notice and demand for payment pursuant to the terms and conditions of this guaranty; and (iv) all other notices and demands otherwise required by law that guarantor may lawfully waive. Guarantor also agrees that in the event this guaranty shall be enforced by suit or otherwise, the Guarantor will reimburse the Trustee, upon demand, for all costs and expenses incurred in connection therewith, including, without limitation, Trustee’s reasonable attorney's fees. Guarantor hereby agrees that Guarantor's liability hereunder shall be in no way affected, diminished or released by any compromise, settlement, release, renewal, extension, indulgence, change in or modification of any of the obligations and liabilities of any party to the Agreement that may be granted to such party or any waiver by Trustee under the Agreement.

    By signing below, Trustee, the Holder of the Power of Direction, Seller, Additional Guarantor and Beneficiary acknowledge and agree that Trustee and Beneficiary have read and understood this Agreement, have had the opportunity to consult with an attorney, and agree to the terms and conditions hereof.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

HRD SERVICES, LTD., a British Virgin Islands company, as Trustee as aforesaid

By /s/ Irvin E. Richter
Irvin E Richter
Its Chairman and Chief Executive Officer
“TRUSTEE”

CAPITAL ASIA GROUP MANAGEMENT PTE LTD., a  Singapore corporation

By /s/ X
Its
“HOLDER OF THE POWER OF DIRECTION”

[CHOONG HONG KIM]

BENEFICIARIES:
CAPITAL ASIA GROUP MANAGEMENT PTE LTD.,
a Singapore corporation,
his/her Attorney-in-Fact

By /s/ X
Its
“BENEFICIARY”

AINA LE'A, LLC, a Nevada limited liability company

By /s/ X
Its__________________________
"SELLER"

AINA LE'A SINGAPORE PTE LTD., a Singapore
corporation

By /s/ X
Its__________________________
"ADDITIONAL GUARANTOR"

EXHIBIT “A” INITIAL BENEFICIARIES

Name of Beneficiary	Undivided Land Fraction No.
CHOONG HONG KIM	61-335-01 61-335-02

EXHIBIT “B”

TRUSTEE FEES AND ATTORNEYS' FEES AND COSTS
At the time of Trustee’s acceptance of a Trust Deed from a Beneficiary, Trustee shall be paid the cash sum of Three Hundred Dollars (US$300.00) per Beneficiary, regardless of how many Undivided Land Fractions the Beneficiary puts into the Trust.

Additionally, upon the execution hereof the Seller shall reimburse the Trustee for reasonable attorneys' fees and costs incurred by Trustee in connection with the review, negotiation, execution and delivery of this Agreement and all other documents submitted to Trustee for review in connection herewith (including, without limiting the generality of the foregoing, the fees incurred by both its local counsel, Starn O’Toole Marcus & Fisher, and its securities counsel, Duane Morris LLP.

After closing, Seller shall prepare and submit to the Trustee for Trustee’s reasonable approval a standard form of exculpation clause to be included in every instrument submitted to the Trustee for approval. The Seller shall reimburse Trustee for the reasonable legal fees incurred in reviewing and approving such clause, but Trustee shall not be reimbursed for any attorneys’ fees thereafter incurred in connection with review of any instrument properly incorporating such approved clause.

The aforesaid fee (i.e., $300 per Beneficiary) shall be deemed fully earned by Trustee at the time of Trustee’s acceptance of the deed from such Beneficiary, and shall not be subject to proration or return in the event that the Trustee shall thereafter be replaced as provided in this Agreement. In any event that Trustee is replaced, Trustee shall not be entitled to said $300 per Beneficiary sum or fee for any deeds accepted by the replacement Trustee.

EXHIBIT “B” (Page 1 of 1)

EXHIBIT “C”

GUARANTOR REPRESENTATIONS

  1. Neither such Guarantor nor any of its “affiliates” (as defined in Rule 501(b) of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”)), nor any person acting on its or their behalf, has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any interest in the Trust under the Securities Act.

2. Neither such Guarantor nor any of its affiliates, nor any person acting on its or their behalf, has (i) offered for sale to the public or solicited offers from the public to purchase any interest in the Trust; or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any interest in the Trust.

3. Neither such Guarantor nor any of its affiliates, nor any person acting on its or their behalf, has engaged, or will engage, in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to any interest in the Trust.

4. Neither the entry into of the Agreement to which this Exhibit “C” is attached or the consummation of the transactions contemplated thereby, (i) will conflict with or constitute a violation or breach of, or a default under, (x) the charter or bylaws or similar organizational documents of such Guarantor or (y) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court, domestic or foreign, having jurisdiction over such Guarantor or any of its properties or assets (collectively, the “Governmental Entities”), (ii) will conflict with or constitute a violation or breach of, or a default under, or result in the creation or imposition of any pledge, security interest, claim, lien or other encumbrance of any kind (each, a “Lien”) upon any property or assets of such Guarantor or any of its subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which (A) such Guarantor or any of its subsidiaries is a party or by which it or any of them may be bound, or (B) any of the property or assets of any of them is subject, or any judgment, order or decree of any court, Governmental Entity or arbitrator, or (iii) will require the consent, approval, authorization or order of any court or Governmental Entity.

5. There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to such Guarantor’s knowledge, threatened against or affecting such Guarantor, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Agreement to which this Exhibit “C” is attached.

6. Each document used, and all oral statements made, by such Guarantor In connection with the offer and sale of interests in the Trust, did not, as of the respective dates on which it so was used and they so were made, and will not, as of the date of the Agreement to which this Exhibit “C” is attached and the sale of the interest in the Trust contemplated thereby, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

EXHIBIT “C”
(Page 1 of 1)